UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2026

Maison Solutions Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41720	84-2498787
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

127 N Garfield Ave, Monterey Park, CA 91754	91754
(Address of principal executive offices)	(Zip Code)

(626) 737-5888

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	MSS	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Non-Compliance with Listing Standards.

On May 6, 2026, Maison Solutions Inc. (the “Company”) received a written notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company is not in compliance with Nasdaq Listing Rule 5620(a) because it did not hold an annual meeting of stockholders within one year of the end of its fiscal year ended April 30, 2026.

As provided in Nasdaq Listing Rule 5810(c)(2)(G), the Company has 45 calendar days from the date of the Notice to submit a plan to regain compliance. If Nasdaq accepts the plan, it may grant an extension of time for the Company to regain compliance, which may be up to 180 days from the end of the Company’s fiscal year.

This Current Report on Form 8-K is being filed in accordance with Nasdaq Listing Rule 5810(b), which requires prompt public disclosure upon receipt of such a notice.

The Company intends to submit a compliance plan within the required timeframe and to take all reasonable steps to regain compliance, which would include holding its annual meeting as soon as practicable.

Forward-Looking Statements

This report contains forward-looking statements that involve risks and uncertainties, including statements regarding the Company’s intentions to submit a plan and to regain compliance and the potential for an extension. Actual results may differ materially due to a number of factors, including those described under “Risk Factors” in the Company’s filings with the SEC. The Company undertakes no obligation to update forward-looking statements except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Maison Solutions Inc.

Date: May 11, 2026	By:	/s/ John Xu
	Name:	John Xu
	Title:	Chief Executive Officer

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